Exhibit 32.1
Certification by the Principal Executive Officer and Principal Financial Officer pursuant to
18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Christian Itin, Chief Executive Officer of Autolus Therapeutics plc (the “Company”), and Robert Dolski, Senior Vice President and Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 20, 2025

/s/ Christian Itin, Ph.D.
Name:  Christian Itin, Ph.D.
Title:    Chief Executive Officer
(Principal Executive Officer)

/s/ Robert Dolski
Name:   Robert Dolski
Title:     Senior Vice President and Chief Financial Officer
(Principal Financial Officer)